Exhibit 10.4
GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT made as of the _____ day of ____________, 2007, is by BUILDING PARTNERS, INC., a Delaware corporation, with executive offices at 10 Main Street, Rochester, New Hampshire 03839 (the “Guarantor”) to the benefit of TD BANKNORTH, N.A., a national banking association with a business address of 5 Commerce Park North, Bedford, New Hampshire 03110 (the “Bank”).

WITNESSETH:

WHEREAS, Guarantor is a wholly owned subsidiary of BRANDPARTNERS GROUP, INC., a Delaware corporation (“BPG”) and an affiliate of BRANDPARTNERS RETAIL, INC. (“BPR”), a New Hampshire corporation, each with executive offices at 10 Main Street, Rochester, New Hampshire 03839 (BPG and BPR being jointly, severally, and collectively, the “Borrowers”);

WHEREAS, the Bank has extended to the Borrowers a revolving line of credit loan in the principal amount of up to Five Million Dollars ($5,000,000.00) and a term loan in the principal amount of Two Million Dollars ($2,000,000.00) (collectively, the “Loans”) in accordance with a Commercial Loan Agreement dated May 5, 2005, as amended to date (as amended, the “Loan Agreement”), and evidenced by a Revolving Line of Credit Promissory Note and Term Promissory Note, respectively, of dated May 5, 2005 in such principal amounts made by the Borrowers payable to the order of the Bank (including any subsequent modifications, amendments, restatements or replacements thereof, collectively, the “Notes”), and related loan documents between the Borrowers and the Bank (all of the foregoing collectively, the “Loan Documents”);

WHEREAS, the obligation of the Bank to continue making the Loans to the Borrowers is subject to the condition, among others, that the Guarantor shall execute and deliver this Guaranty Agreement pursuant to a certain Joinder and Amendment of Commercial Loan Agreement and Loan Documents of even date herewith by and among the Borrowers, the Guarantor and GRAFICO INCORPORATED; and

WHEREAS, the Loans will benefit Guarantor as a wholly-owned subsidiary of BPG and an affiliate of BPR.

NOW, THEREFORE, in order to induce the Bank to continue making the Loans to the Borrowers pursuant to and in accordance with the terms and conditions of the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby covenants and agrees as follows:

1. Guaranteed Obligations. The Guarantor does hereby unconditionally guarantee to the Bank the due and punctual payment and performance of the following obligations (individually, a “Guaranteed Obligation” and collectively, the “Guaranteed Obligations”):

(a)	Principal balance of, interest on, and other charges related to, the Loans, when the same become due and payable, whether on demand or by acceleration or otherwise;

(b)	Any and all other obligations of the Borrowers to the Bank under the Loan Agreement and other Loan Documents, as the same may be amended, modified, extended, renewed, replaced or restated;

(c)
Any and all obligations of the Guarantor hereunder, including, but not limited to, all costs and expenses (including reasonable attorneys' fees) that may be incurred by the Bank in enforcing this Guaranty or in collecting all or any of the Guaranteed Obligations; and

(d)	Any and all other indebtedness or obligations of the Borrowers to the Bank whether now existing or hereafter arising.

2. Demand by the Bank. Upon the failure of the Borrowers punctually to pay or perform any Guaranteed Obligation when due, or upon any other event of default specified in the Loan Documents or herein, the Bank may, at its option, declare all of the Guaranteed Obligations immediately due and payable and notify Guarantor of the same, and may thereafter make demand upon the Guarantor, or any Guarantor, in the sole discretion of the Bank, for the payment or performance of such or all Guaranteed Obligation(s), and the Guarantor binds and obliges herself to make such payment or performance forthwith upon such demand.

3. Waiver of Demands, Notices, Diligence, etc. The Guarantor hereby assents to all the terms and conditions of the Loan Documents and the Guaranteed Obligations, and waives, to the fullest extent permitted by law, (a) demand for the payment of the principal of any Guaranteed Obligation or of any claim for interest or any part thereof (other than the notice and demand provided for in section 2 hereof); (b) notice of the occurrence of any event of default under the Loan Documents or an event of default under any Guaranteed Obligation; (c) protest of the nonpayment of the principal of any Guaranteed Obligation or of any claim for interest or any part of any thereof; (d) notice of presentment, demand and protest; (e) notice of acceptance of any guaranty herein provided for or of the terms and provisions thereof or hereof by the Bank; (f) notice of any indulgences or extensions granted to the Borrowers or any person or party which shall have assumed the obligations of the Borrowers; (g) any requirement or diligence of promptness on the part of the Bank in the enforcement of any of its rights under the provisions of any Guaranteed Obligations or this Guaranty; (h) any enforcement of any Guaranteed Obligation; (i) any right which the Guarantor might have to require the Bank to proceed against any other guarantor of the Guaranteed Obligations or to realize on any collateral security for the Guaranteed Obligations; (j) any claims or defenses which the maker of the Notes and the Loan Documents may have respecting the genuineness, validity, regularity or enforceability of the Note or the Loan Documents, and (k) any and all notices of every kind and description which may be required to be given by any statute or rule of law in any jurisdiction. The waivers set forth in this section 3 shall be effective notwithstanding the fact that the any of the Borrowers ceases to exist by reason of its liquidation, merger, consolidation or otherwise. The Guarantor further warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

If now or hereafter (a) Borrowers shall be or become insolvent, and (b) the Guaranteed Obligations shall not at all times until paid be fully secured by collateral pledged by the Borrowers, the Guarantor hereby forever waives and relinquishes in favor of the Bank and the Borrowers, and their respective successors, any claim or right to payment the Guarantor may now have or hereafter have or acquire against Borrowers, by subrogation or otherwise, so that at no time shall Guarantor become a "creditor" of Borrowers within the meaning of 11 U.S.C. {547(b), or any successor provision of the Federal bankruptcy laws. Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by the Borrowers, the Guarantor or both.

The Guarantor also waives any and all rights or defenses arising by reason of (a) any "one action" or "anti-deficiency" law or any other law which may prevent Bank from bringing any action, including a claim for deficiency, against the Guarantor, before or after the Bank's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (b) any election of remedies by Bank which destroys or otherwise adversely affects Guarantor's subrogation rights or Guarantor's rights to proceed against Borrowers for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Guaranteed Obligations; (c) any disability or other defense of Borrowers, of any other guarantor, or of any other person, or by reason of the cessation of Borrowers' liability from any cause whatsoever other than payment in full in legal tender of the Guaranteed Obligations; (d) any right to claim discharge of the Guaranteed Obligations on the basis of unjustified impairment of any Collateral for the Guaranteed Obligations; (e) any statute of limitations, if at any time any action or suit brought by Bank against the Guarantor is commenced there is outstanding Guaranteed Obligations of Borrowers to the Bank which are not barred by any applicable statute of limitations; or (f) any defenses given to Guarantor at law or in equity other than actual payment and performance of the Guaranteed Obligations. If payment is made by Borrowers, whether voluntary or otherwise, or by any third party, on the Guaranteed Obligations and thereafter Bank is forced to remit the amount of that payment to Borrowers' trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of creditors, the Guaranteed Obligations shall be considered unpaid for the purpose of enforcement of this Guaranty.

4. Governing Law; Jurisdiction. This Guaranty Agreement shall be construed in accordance with and governed by the laws of the State of New Hampshire. The Guarantor, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of his obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts.

5. Obligations of Guarantor Unconditional. The obligations of the Guarantor under this Agreement shall be unconditional, irrespective of the validity, regularity or enforceability of any Guaranteed Obligation, and shall not be affected by any action taken under any Guaranteed Obligation in the exercise of any right or remedy therein conferred, or by any failure or omission on the part of the Bank to enforce any right given thereunder or hereunder or any remedy conferred thereby or hereby, or by any waiver of any term, covenant, agreement or condition of any Guaranteed Obligation or this Guaranty, or by any release of any security or any other guaranty at any time existing for the benefit of any Guaranteed Obligation, or by any sale, lease or transfer by one or more Guarantor to any person of any or all of his properties, or by any action of the Bank granting indulgence or extension to, or waiving or acquiescing in any default by the Borrowers or any Guarantor, or any successor to the Borrowers or any Guarantor or other guarantor or any person or party which shall have assumed its obligations, or by reason of any disability or other defense of the Borrowers or any Guarantor or any successor to the Borrowers or any Guarantor, or by any modification, alteration, or by any circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risk of the Guarantor hereunder, it being the purpose and intent of the Guarantor that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment or performance as herein provided, and then only to the extent of such payment or performance.

6. Subordination of Claims of Guarantor. Any claim against the Borrowers or any Guarantor to which the Guarantor may be or become entitled (including, without limitation, claims by subrogation or otherwise by reason of any payment or performance by the Guarantor in satisfaction and discharge, in whole or in part, of her obligations under this Guaranty Agreement) shall be and hereby is made subject and subordinate to the prior payment or performance in full of the Guaranteed Obligations.

7. Notices, etc. All notices, demands and other communications hereunder shall be mailed by registered or certified mail, return receipt requested, postage prepaid and shall be effective on the date of the first attempted delivery thereof by the U. S. Postal Service, as shown on the registered or certified return receipt for such notice addressed to the parties at the addresses set forth in the introductory paragraph hereof, or at such other address as the party to whom such notice or demand is directed may have designated in writing by like notice to the other party or parties hereto.

8. Survival of Guaranty, etc. The Guarantor covenants that this Guaranty Agreement shall be binding upon his and his heirs, legal representatives, executors, administrators, and permitted assigns. This Guaranty Agreement is intended to take effect as a sealed instrument.

9. Guarantor's Warranties and Representations. Guarantor represents and warrants to Bank that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at Borrowers' request and not at the request of Bank; (c) Guarantor has not and will not, without the prior written consent of Bank, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor's assets; (d) Bank has made no representation to Guarantor as to the creditworthiness of Borrowers; (e) upon Bank's request, Guarantor will provide to Bank financial and credit information in form acceptable to Bank, and all such financial information provided to Bank is true and correct in all material respects and fairly presents the financial condition of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the date of the financial statements; (f) Guarantor has established adequate means of obtaining from Borrowers on a continuing basis information regarding Borrowers' financial condition; (g) Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this guaranty, and Guarantor further agrees that, absent a request for information, Bank shall have no obligation to disclose to Guarantor any information or documents acquired by Bank in the course of its relationship with Borrowers; (h) Guarantor has the right, power, legal capacity, and authority to enter into and to perform his obligations under this Guaranty; (i) no approval, consent, authorization, filing or registration is necessary or required in connection with the Guarantor entrance into and performance of this Guaranty; and, (j) this Guaranty will not result in the breach of or violate any agreement, decree, order or law.

10. Counterparts. This Guaranty Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of the counterparts shall together constitute one and the same instrument.

11. Attorneys' Fees; Expenses. The Guarantor agrees to pay upon demand all of the Bank's costs and expenses, including reasonable attorneys' fees and legal expenses (whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings, appeals, and any anticipated post-judgment collection services), incurred in connection with the enforcement of this Guaranty.

12. Interpretation. In all cases where there is more than one Borrowers or Guarantor, then all words used in this Guaranty Agreement in the singular shall be deemed to have been used in the plural where the context and construction so require, and with respect to the parties who are Guarantor their obligations hereunder shall be joint and several; and where there is more than one Borrower named in this Guaranty Agreement, or when this Guaranty Agreement is executed by more than one Guarantor, the words "Borrower" and "Guarantor" respectively shall mean all and any one or more of them. The words "Guarantor", "Borrowers", and "Bank" include the heirs, successors, assigns, and transferees of each of them. Caption headings in this Guaranty Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty Agreement. If a court of competent jurisdiction finds any provision of this Guaranty Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty Agreement in all other respects shall remain valid and enforceable. If any one or more of the Borrowers or Guarantor are corporations or partnerships, it is not necessary for Bank to inquire into the powers of Borrowers or the Guarantor or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any Guaranteed Obligation made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty Agreement.

13. Waiver. The Bank shall not be deemed to have waived any rights under this Guaranty Agreement unless such waiver is given in writing and signed by the Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any such other right. A waiver by Bank of a provision of this Guaranty Agreement shall not prejudice or constitute a waiver of Bank's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty Agreement. No prior waiver by Bank, nor any course of dealing between Bank and the Guarantor, shall constitute a waiver of any Bank's rights or any of the Guarantor's obligations as to any future transactions. Whenever the consent of the Bank is required under this Guaranty Agreement, the granting of such consent by the Bank in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld at the sole discretion of the Bank.

14. Amendment. No alteration of or amendment to this Guaranty Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. This Guaranty Agreement, together with the Loan Documents constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty.

15. Waiver of Jury Trial. THE GUARANTOR WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS GUARANTY AGREEMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AGREEMENT AND AGREES TO ITS TERMS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty Agreement as a sealed instrument as of the date first above written.

BUILDING PARTNERS, INC.

__________________________	By: _________________________
Witness
Name: _______________________

Title: ________________________

The foregoing Guaranty Agreement is hereby accepted:

BANKNORTH, N.A.

______________________________	By: _________________________
Witness	John Mercier
Senior Vice President